Vertiv Names Craig Chamberlin as Chief Financial Officer

COLUMBUS, Ohio October 13, 2025-- Vertiv Holdings Co (NYSE: VRT), a global leader in critical digital infrastructure, today announced the appointment of Craig Chamberlin as Executive Vice President and Chief Financial Officer, effective November 10, 2025. Mr. Chamberlin succeeds David Fallon, who previously announced his intention to retire from Vertiv and serve as a consultant to the company through December 31, 2026.
Mr. Chamberlin joins Vertiv from Wabtec Corporation, where he most recently served as Group Vice President and Chief Financial Officer of the company's ~$3 billion Transit segment. During his tenure at Wabtec, he demonstrated exceptional operational leadership in driving margin improvement, portfolio optimization, successful business integration initiatives and strategic capital deployment.
"We are delighted to welcome Craig to Vertiv's executive leadership team," said Giordano (Gio) Albertazzi, Chief Executive Officer of Vertiv. "Craig's proven track record in operational finance, business transformation and value creation strongly aligns with Vertiv's strategic priorities. His deep expertise in driving operational excellence and profitable growth, along with his demonstrated success in executing key acquisitions, will be of great value as we continue our strategies to accelerate our margin expansion initiatives, optimize our global operations and capitalize on the unprecedented opportunities in the data center infrastructure market. Craig's hands-on leadership style and successful experience in managing complex operations make him the ideal partner to help drive Vertiv's next phase of growth."
"I am honored to join Vertiv at this exciting time in the company's journey," said Mr. Chamberlin. "Vertiv's global leadership in critical digital infrastructure, coupled with its technology-driven mindset and culture of continuous improvement, creates a compelling platform for accelerated growth, margin expansion and robust cash generation. I look forward to working alongside the talented Vertiv team to build upon the company's strong foundation and drive continued value creation for our shareholders."
Prior to Wabtec, Mr. Chamberlin spent 14 years at General Electric in various senior financial leadership roles, including Executive Director and CFO of Global Supply Chain and Engineering for GE Transportation. He holds an MBA in Operations and Logistics and a Bachelor of Science in Electrical Engineering from Ohio University.
Mr. Albertazzi added, "On behalf of everyone at Vertiv, I want to express our sincerest gratitude to David Fallon for his outstanding leadership and significant contributions during his eight-year tenure as CFO. Under David's financial stewardship, Vertiv successfully navigated its transition to a public company, strengthened its balance sheet, and delivered substantial shareholder value through operational excellence and disciplined capital allocation. His leadership has built a strong foundation for Vertiv's continued success. We wish David all the best in his next chapter."
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.
Forward-looking statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act. These statements are only a prediction. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Readers are referred to Vertiv's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning Vertiv and its operations. Vertiv is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Category: Financial News

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SOURCE Vertiv Holdings Co